EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-45526) and related Prospectus of MerchantOnline.com, Inc. for the registration of 6,480,000 shares of its common stock and to the incorporation by reference therein of our report dated February 7, 2000 with respect to the financial statements of MerchantOnline.com, Inc. included in its Annual Report on Form 10-KSB for the year ended October 31, 1999, filed with the Securities and Exchange Commission.


                                                        /s/ ERNST & YOUNG LLP


                                                        West Palm Beach, Florida
                                                                November 20,2000